Exhibit 23.1

Consent of Independent Registered Public Accounting Firm

The Board of Directors

Nuverra Environmental Solutions, Inc.:

We consent to the incorporation by reference in the registration statement (Nos. 333-159086, 333-182068, and 333-190678) on Form S-8, the registration statements (Nos. 333-158266 and 333-179518) on Form S-3, and the registration statements (Nos. 333-177343, 333-182400, and 333-188810) on Form S-4 of Nuverra Environmental Solutions, Inc. of our reports dated March 10, 2014, with respect to the consolidated balance sheets of Nuverra Environmental Solutions, Inc. and subsidiaries as of December 31, 2013 and 2012, and the related consolidated statements of operations, comprehensive income, stockholders’ equity, and cash flows for each of the years in the three-year period ended December 31, 2013, and the effectiveness of internal control over financial reporting as of December 31, 2013, which reports appear in the December 31, 2013 Annual Report on Form 10-K of Nuverra Environmental Solutions, Inc.

/s/ KPMG LLP

Phoenix, Arizona

March 10, 2014